Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Abcam plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Ordinary shares, nominal value £0.002 per share(1)	Rule 457(r)	(2)(3)	(2)(3)	(2)(3)	(4)	(4)

	Debt securities		Rule 457(r)	(2)(3)	(2)(3)	(2)(3)	(4)	(4)

	Warrants		Rule 457(r)	(2)(3)	(2)(3)	(2)(3)	(4)	(4)

	Purchase contracts		Rule 457(r)	(2)(3)	(2)(3)	(2)(3)	(4)	(4)

	Units		Rule 457(r)	(2)(3)	(2)(3)	(2)(3)	(4)	(4)

Fees Previously Paid	N/A

Carry Forward Securities

Carry Forward Securities	N/A

	Total Offering Amounts					(2)(3)		(4)

	Total Fees Previously Paid

	Total Fees Offsets

	Net Fee Due							(4)

(1)

American depositary shares issuable upon deposit of the ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333-249526). Each American depositary share represents one ordinary share.

(2)	Omitted pursuant to General Instruction II.F. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of ordinary shares is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into ordinary shares or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.

(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act, as the Registrant is deferring payment of all of the registration fee. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

1